UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2012

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 2, 2012, First Data Corporation (the “Company”) issued a press release to announce that it intended to offer $750 million aggregate amount of senior secured notes due 2020.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Subsequently on August 2, 2012, the Company increased the offering size to an aggregate principal amount of $1.3 billion and set the coupon rate at 6.750%. The notes will be issued at a discount of 99.193% of the par amount.

Item 9.01 Financial Statements and Exhibits

99.1             Press release dated August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 3, 2012	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary